Exhibit 10.20

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (“Agreement”) dated as of May 26, 2009, is made and entered into by and between MEPT Kirkland Office II LLC, a Delaware limited liability company (“Landlord”), as successor-in-interest to Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18 (“MEPT”), and Market Leader, Inc., formerly known as HouseValues, Inc., a Washington corporation (“Tenant”).

BACKGROUND

a) Landlord and Tenant entered into that certain Lease Agreement dated November 1, 2004, as amended by a First Amendment to Lease dated May 26, 2005; a Second Amendment to Lease dated October 14, 2005; and a Third Amendment to Lease dated as of March 1, 2009 (collectively, the “Lease”), for approximately 65,469 rentable square feet of space (the “Current Premises”) located at 11332 NE 122nd Way, Kirkland, WA 98034, commonly known as Building A-2 of Kirkland 405 Corporate Center, and as more fully described in Exhibit A attached hereto.

b) Tenant desires to make certain amendments to the Lease on the terms and conditions set forth in this Agreement.

c) Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Lease.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereby mutually agree as follows:

i) RENT. As of the Effective Date, the Base Rent for the Premises shall be as set forth below, payable in equal monthly installments, in advance, on the first business day of each and every month of the Term.

PREMISES: 25,309 RSF

Applicable Portion of Lease Term		Annual Base Rent/NNN	Monthly Base Rent/NNN
Beginning first day of	Ending last day of

June 1, 2009	June 30, 2010	$355,171.56 (subject to the credit described in Section 3 of the Third Amendment)	$29,597.63 (subject to the credit described in Section 3 of the Third Amendment)

July 1, 2010	June 30, 2011	$456,407.52	$38,033.96

July 1, 2011	June 30, 2012	$471,846.00	$39,320.50

July 1, 2012	June 30, 2013	$488,043.72	$40,670.31

ii) PARKING. As of June 1, 2009, Landlord shall provide Tenant with one hundred thirty-four (134) parking spaces. Building A-2 has a covered parking ratio of 0.6 parking spaces per 1,000. Approximately 15 of these parking spaces (“Covered Spaces”) are located in the covered parking area. The remainder of approximately 119 parking spaces (the “Uncovered Spaces”) are located in the parking areas adjacent to Building A-2. Landlord shall also designate a minimum of eight (8) parking spaces immediately adjacent to the south entrance to the Building as visitor parking spaces available to visitors of any tenant of the Building on a first come, first serve basis.

iii) TERMINATION. Upon thirty (30) days’ prior written notice to the other party, either Landlord or Tenant may elect to terminate this Agreement, in which event neither party shall have any further obligations under this Agreement; provided that, upon the termination of this Agreement, all of the terms and conditions of the Lease and the prior First, Second and Third Amendments shall remain in full force and effect in accordance with their respective terms, including, without limitation, the Base Rent and Parking allocation set forth in such Third Amendment.

iv) AUTHORITY. Tenant represents and warrants that all necessary corporate actions have been duly taken to permit Tenant to enter into this Agreement and that the person signing this Agreement on behalf of Tenant has been duly authorized and instructed to execute this Agreement. Landlord represents and warrants that all necessary company actions have been duly taken to permit Landlord to enter into this Agreement and that the person signing this Agreement on behalf of Landlord has been duly authorized and instructed to sign this Agreement.

v) BROKERS. Each of Landlord and Tenant warrants and represents that it has dealt with no real estate broker in connection with this Agreement.

vi) FULL FORCE AND EFFECT. Except as expressly modified above, all terms and conditions of the Lease remain in full force and effect and are hereby ratified and confirmed. Landlord and Tenant hereby acknowledge and agree that, except as provided in this Agreement, the Lease has not been modified, amended, canceled, terminated, released, superseded or otherwise rendered of no force or effect.

Designated Address for Landlord:	LANDLORD:

MEPT Kirkland Office II LLC c/o Kennedy Associates Real Estate Counsel, LP Attn: Executive Vice-President - Asset	MEPT Kirkland Office II LLC, a Delaware limited liability company

Management

1215 Fourth Avenue, Suite 2400

Seattle, WA 98161

Facsimile: 206-682-4769

And to:

MEPT Kirkland Office II LLC

c/o New Tower Trust Company

Attn: President/MEPT or Patrick O. Mayberry

3 Bethesda Metro Center, Suite 1600

By:	NewTower Trust Company Multi-Employer Property Trust, its sole member
	By:	Kennedy Associates Real Estate Counsel, LP, Authorized Signatory
		By:	Kennedy Associates Real Estate Counsel GP, LLC, its General Partner

Bethesda, MD 20814 Facsimile: 240-235-9961	By: /s/Michael McCormick Name: Michael McCormick Its: Sr. Vice President

Designated Address for Tenant:	TENANT:

Market Leader, Inc. Attn: Corporate Secretary 11410 NE 122nd Street	Market Leader, Inc., a Washington corporation
Kirkland, WA 98034 Facsimile: (425) 952-5651	By: /s/JACQUELINE DAVIDSON
Name: Jacqueline Davidson
Its: Chief Financial Officer